UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDED FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006 [Original]
Amended November 3, 2006

VIVID LEARNING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116255	42-1623500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

723 The Parkway Richland, Washington 99352
(Address of principal executive offices) (Zip code)
(509) 943-5319
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

AMENDED: The majority owner of Vivid Learning Systems, Inc. [“Vivid”] is Nuvotec USA, Inc. [“Nuvotec”], a privately held company. Nuvotec, as noted in Vivid’s SB-2 under the ‘Liquidity and Capital Resources’ section and under the ‘Guarantees and Line of Credit’ section of Note 2 of the Notes to the Consolidated Financial Statements, has been providing financial resources for Vivid, delineated in the accounting system as a draw against the Nuvotec line of credit or as an inter-company payable. The members of the Boards of Directors of Vivid and Nuvotec have approved an exchange of this debt for equity in the form of common stock of Vivid. Specifically, the inter-company payable and cash flow advances in the amount of $670,702 was exchanged by Nuvotec for 1,341,404 shares of Vivid common stock. The exchange ratio was based on the last six [6] month weighted average per share trading price for Vivid common stock [$0.50].

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.

Original Date: October 31, 2006 Amended Date: November 3, 2006

	By:	/s/ Christopher L. Britton
Name: Christopher L. Britton
Title: Chief Executive Officer

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